EXHIBIT (3)(ii)
AMENDED AND RESTATED BYLAWS
OF
PANHANDLE ROYALTY COMPANY
(Amended and Restated on February 24, 2006)

TABLE OF CONTENTS
TO
AMENDED AND RESTATED BYLAWS
OF
PANHANDLE ROYALTY COMPANY
(an Oklahoma corporation)
(Amended and Restated on February 24, 2006)

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AMENDED AND RESTATED BYLAWS
OF
PANHANDLE ROYALTY COMPANY
     The following Amended and Restated Bylaws of Panhandle Royalty Company, an Oklahoma corporation (the “Corporation”), were approved by the Board of Directors of the Corporation on February 24, 2006.
     The following terms used herein shall have the following meanings: (i) “Bylaws” shall mean the Corporation’s Bylaws as in effect from time to time; (ii) “Certificate of Incorporation” or “Certificate” shall mean the Corporation’s Certificate of Incorporation as in effect from time to time; (iii) “OGCA” or “Act” shall mean the Oklahoma General Corporation Act as it may be amended from time to time; (iv) “Common Stock” shall mean the Corporation’s Class A Common Stock, par value $.0166 per share; and (v) “whole Board” shall mean the total number of Directors which the Corporation would have if there were no vacancies.
ARTICLE I — SHAREHOLDERS
     Section 1.01. Annual Meeting. An annual meeting of the Shareholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within six (6) months following the end of the fiscal year of the Corporation.
     Section 1.02. Special Meetings. Special meetings of the Shareholders may be called for any purpose or purposes unless otherwise prescribed by the OGCA at any time by the Board of Directors or shall be called by a President or Secretary at the request in writing by Shareholders who are record owners of forty percent (40%) or more of the outstanding shares of Common Stock. Such request must state the purpose or purposes of the proposed meeting. Such special meetings of the Shareholders shall be held at such places, dates and times as the Board of Directors in its sole discretion may determine which shall be specified in the respective notices or waivers of notice thereof. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.
     Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date, and hour of each meeting of the Shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten (10) nor more than sixty (60) days prior to the meeting, to each Shareholder of record entitled to vote at such meeting, except as otherwise provided herein or required by the OGCA.

     No notice of any meeting of Shareholders need be given to any Shareholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders need be specified in a written waiver of notice. The attendance of any Shareholder at a meeting of Shareholders shall constitute a waiver of notice of such meeting, except when the Shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that such notice has been given, in the absence of fraud, will be prima facie evidence of the facts stated therein.
     Section 1.04. Quorum. Except as otherwise required by the OGCA, the Certificate of Incorporation, or these Bylaws, the presence in person or by proxy of the holders of record of a majority of the shares of Common Stock entitled to vote at a meeting of Shareholders shall constitute a quorum for the transaction of business at such meeting. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
     Section 1.05. Adjournment. If a quorum is not present at any meeting of the Shareholders, then the chairman of the meeting or the Shareholders present in person or by proxy shall have the power to adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting of the Shareholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken; provided, however, if the adjournment is for more than thirty (30) days, or, if after the adjournment, a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting, conforming to the requirements of Section 1.03, shall be given to each Shareholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.
     Section 1.06. Voting. If a record date has been fixed by the Board of Directors for a meeting of Shareholders, every holder of record of shares of Common Stock entitled to vote at a meeting of Shareholders shall be entitled to one (1) vote for each share of Common Stock outstanding in his, her or its name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares of Common Stock entitled to vote at a meeting of Shareholders shall be entitled to one vote for each share of Common Stock standing in his, her or its name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by the OGCA, the Certificate of Incorporation or these Bylaws, the vote of a majority of the shares of Common Stock represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.
     Section 1.07. Voting by Ballot. At all meetings of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting, as determined pursuant to Section 1.09. If ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon like order, the voting shall be conducted by one or more inspectors, selected by such chairman of the meeting, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspector(s). Unless ordered by the chairman of the meeting or required by the OGCA, no vote of the Shareholders need be taken by written ballot or conducted by inspectors of election. Any vote which need not be taken by ballot may be conducted in any manner approved by the chairman of the meeting.
     Section 1.08. Proxies. Any Shareholder entitled to vote at any meeting of the Shareholders may, by a written instrument signed by such Shareholder or his, her or its attorney-in-fact, authorize another person or persons to vote at any such meeting. No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except in those cases where the OGCA provides that a proxy shall be irrevocable. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.
     Section 1.09. Conduct of Shareholders’ Meetings. The Chairman of the Board shall preside over the meetings of the Shareholders. In the absence of the Chairman of the Board, the Chief Executive Officer, if one has been designated by the Board, shall preside at the Shareholders’ meetings. Otherwise, a President (designated by the Board to preside) shall preside at the meetings of the Shareholders. In the anticipated absence of all officers designated to preside over the meetings of Shareholders, the Board of Directors may designate an individual to preside over a meeting of Shareholders.
     The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
     Section 1.10. List of Shareholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare a complete list of holders of Common Stock entitled to vote at any meeting of the Shareholders, arranged in alphabetical order and showing the address of each such holder and the number of shares of Common Stock registered in the name of each such holder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the Corporation’s place of business.
     The stock list shall also be kept at the place of the meeting during the whole time thereof, and shall be open to examination by any Shareholder who is present. The stock ledger shall be the only evidence as to the identity of the Shareholders entitled to examine the stock list and to vote at the meeting.
     Section 1.11. Notice of Shareholder Business. At any meeting of the Shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, or (b) by any Shareholder of the Corporation who is a Shareholder of record at the time of giving of the notice provided for in this Section 1.11 who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a Shareholders’ meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice must be delivered to or mailed and received at the offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such Shareholder’s notice shall set forth as to each matter (which must be a proper matter for Shareholder action) the Shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the Shareholder proposing such business, (c) the number of shares of Common Stock which are beneficially owned by the Shareholder, and (d) any material interest of the Shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a Shareholders’ meeting except in accordance with the procedures set forth in this Section 1.11. If the chairman of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 1.11, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.11, a Shareholder shall also comply with all application requirements of the Securities Exchange Act of 1934 (“Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in these Bylaws shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or to require inclusion of nominations or proposals of Shareholders which the Corporation is not otherwise required to include in its proxy statement.

     Section 1.12. Notice of Director Nominations. Nominations of persons for election to the Board of Directors may only be made by or at the direction of the Board of Directors. Any Shareholder may recommend a potential nominee to the Board of Directors for consideration if the Shareholder provides timely notice as provided in this Section 1.12 and if the Shareholder is a Shareholder of record at the time of giving such notice. To be timely, a Shareholder’s notice must be delivered to or mailed and received at the offices of the Corporation, in the case of an annual meeting, in accordance with the provisions as set forth in Section 1.11 and, in the case of a special meeting of Shareholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or a public announcement of the special meeting was made, whichever first occurs.
     For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     In order to be effective the Shareholder’s notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee, to be disclosed as a nominee and to serving as a Director if elected); (b) a written consent by the Shareholder or Shareholders giving the notice permitting the disclosure of the identity of the recommending Shareholder or Shareholders; (c) a statement in support of the nominee stating why the person should be nominated for election to the Board of Directors; and (d) as to the Shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such Shareholder, and (ii) the number of shares of Common Stock which are beneficially owned by such Shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation (i) the information required to be set forth in a Shareholder’s notice of nomination which pertains to the nominee and (ii) information concerning any business interests of the nominee which may conflict with the business of the Corporation. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.12. If the chairman of the meeting shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 1.12, the Chairman of the Board or the Chairman of the Nominating Committee of the Board of Directors may declare the nomination defective and the nomination will be disregarded. Each person validly nominated in accordance with this Section 1.12 (regardless of the source of recommendation) will be evaluated consistently in accordance with the Board of Directors’ policy regarding the identification, evaluation and nomination of Directors. Notwithstanding the foregoing provisions of this Section 1.12, a Shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section 1.12.
     Section 1.13. Inspectors of Elections. The Corporation shall, in advance of any meeting of Shareholders, appoint one or more inspectors of election, who may be employees of the Corporation,

to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspector or inspectors so appointed or designated shall ascertain the number of shares of Common Stock outstanding and the voting power of each, determine the number of shares of Common Stock represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares of Common Stock represented at the meeting and their count of all votes and ballots. Such certification and report shall specify such other information as may be required by the OGCA. In determining the validity and counting of proxies and ballots cast at any meeting of Shareholders of the Corporation, the inspectors may consider such information as is permitted by the OGCA. No person who is a candidate for an office at an election may serve as an inspector at such election. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
     Section 1.14. Consent of Shareholders in Lieu of Meeting. Whenever the vote of Shareholders at any annual or special meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of Shareholders, if a consent or consents in writing, setting forth the action taken, shall be signed by the holders of all outstanding shares of Common Stock and shall be delivered to the Corporation by delivery to its registered office in the State of Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
     Every written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 1.14 to the Corporation, written consents signed by the holders of all shares of outstanding Common Stock are delivered to the Corporation by delivery to its registered office in the State of Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
     An electronic transmission consenting to an action to be taken and transmitted by a Shareholder or proxyholder, or by a person or persons authorized to act for a Shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.14, provided, that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine that the electronic transmission was transmitted by the Shareholder or proxyholder or by a person or persons authorized to act for the Shareholder.

ARTICLE II — DIRECTORS
     Section 2.01. General Powers. Except as may otherwise be provided by the OGCA, by the Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. The Board of Directors may be referred to herein as the “Board of Directors” or the “Board”, and an individual member of the Board may be referred to as a “Director”.
     Section 2.02. Number; Election. The number of Directors constituting the whole Board of Directors shall be not less than five and shall be designated by resolution adopted by a vote of (i) two-thirds (2/3) of the whole Board, or (ii) at an annual or special meeting of the Shareholders by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Stock entitled to vote. No reduction in the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his or her term. The Board of Directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year. Except as otherwise provided in Sections 2.12 and 2.13, the Directors shall be elected for three (3) year terms at each annual meeting of the Shareholders. Each Director and his or her replacement (whenever elected) shall hold office until the next annual election of the class for which each such Director has been chosen and his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. If the annual meeting for the election of Directors is not held on the date designated therefor, the Chairman of the Board shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the Shareholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.
     At the time of election or re-election, Directors must beneficially own shares of Common Stock and must be less than 70 years of age. A transfer by a Director of all of his shares of Common Stock shall automatically operate as his or her resignation as a Director.
     Section 2.03. Vacancies; New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum. The Directors so chosen shall hold office until the next annual election of the class for which each such Director has been chosen and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.
     Section 2.04. Place of Meetings. Board meetings may be held at such places, within or without the State of Oklahoma, as the Board may, from time to time, determine or as may be specified in the call of any meetings.
     Section 2.05. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the Shareholders at the place of such annual meeting of the Shareholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place and the date and hour of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly or otherwise sent as provided in Section 2.06, to each Director who shall not have been present at the meeting at which such action was taken. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.
     Section 2.06. Special Meetings; Notice; Waiver. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, a President, or by at least one-third (1/3) of Directors of the Corporation then in office, at such place, date and hour as may be specified in the respective notices or waivers of notice of such meetings.
     Notice of regular or special meetings of the Board of Directors may be given in one or more of the following ways: (i) by mailing, first class postage prepaid, written notice not less than five (5) business days before the meeting to each Director, addressed to him or her at his or her usual place of business; or (ii) by personally delivering written notice not less than seventy-two (72) hours before the meeting; or (iii) by delivering written notice by a nationally recognized overnight express courier scheduled for delivery not less than seventy-two (72) hours before the meeting; or (iv) by delivering written notice by facsimile or electronic transmission in a manner reasonably designed to reach the Director not less than seventy-two (72) hours before the meeting with receipt acknowledged by the Director.
     Only business indicated in the notice may be transacted at a special meeting except upon the consent of all Directors.
     Whenever notice is required to be given under any provisions of the OGCA, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated herein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a Committee of Directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these Bylaws.
     Section 2.07. Quorum; Voting Requirements. At all meetings of the Board of Directors, the presence of a majority of the whole Board shall constitute a quorum for the transaction of business. Except as otherwise required by the OGCA, by the Certificate of Incorporation or by these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of the Directors present may adjourn the meeting to another place, date, or time, provided that twenty-four (24) hours notice is given to all Directors.
     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the Directors present at that meeting before such withdrawal.
     Section 2.08. Meetings by Means of Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or other communications equipment that enables all persons participating in the meeting to hear each other and such participation shall constitute presence in person at such meeting.
     Section 2.09. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing (including electronic transmissions), and such writing or electronic transmission is filed with the minutes of the proceedings of the Board or such Committee.
     Section 2.10. Regulations; Manner of Acting. To the extent consistent with the OGCA, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.
     Section 2.11. Resignations. Any Director may resign at any time by written notice or by electronic transmission delivered to the Chairman of the Board or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
     Section 2.12. Removal of Directors. Any Director may be removed at any time, only for cause, upon the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote for the election of such Director, cast at a meeting of Shareholders.
     Section 2.13. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by all of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
     Section 2.14. Compensation. Each Director shall be reimbursed for reasonable expenses incurred in attending any meeting of the Board or of any Committee of which such Director shall be a member. The Board may, by resolution, allow reasonable fees to some or all of the Directors for attendance at any Board or Committee meeting. No such payment shall preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 2.15. Reliance on Accounts and Reports. A Director, or a member of any Committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE III — BOARD COMMITTEES
     Section 3.01. How Constituted. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one (1) or more Committees (individually “Committee”) to serve at the pleasure of the Board, each Committee to consist of such number of Directors as from time to time may be fixed by a majority of the whole Board. Thereafter, members of each Committee may be designated at the annual meeting of the Board of Directors. Any Committee may be abolished or re-designated from time to time by a majority of the whole Board. Each member of any Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.
     Section 3.02. Powers. Each Committee, except as otherwise provided in this Article III, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. No Committee shall have the power or authority:
(a)	to propose to the Shareholders an amendment to the Certificate of Incorporation, or an amendment to the Bylaws;

(b)	to approve a merger or consolidation involving the Corporation or a certificate of ownership and merger;

(c)	to recommend to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)	to recommend to the Shareholders the dissolution of the Corporation or a revocation of a dissolution;

(e)	to declare a dividend;

(f)	to authorize the issuance of stock;

(g)	to elect or remove any officer of the Corporation;

(h)	to authorize any borrowing of funds, other than under existing facilities, that is material to the capital structure of the Corporation;

(i)	to authorize any new compensation or benefit program;

(j)	to authorize the annual operating plan, annual capital expenditure plan and strategic plan; or

(k)	to abolish or usurp the authority of another Committee of the Board of Directors.
Any Committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

     Section 3.03. Proceedings. Each Committee may fix its own rules of procedure and may meet at such place, at such time and upon such notice, if any, as it shall determine from time to time. Each Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings or as requested by the Board.
     Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating the Committee, at all meetings of any Committee, the presence of members constituting a majority of the total authorized membership of the Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting, if all members of the Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any Committee shall act only as a Committee, and the individual members of the Committee shall have no power as such.
     Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
     Section 3.06. Resignations. Any member of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery.
     Section 3.07. Removal. Any member of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board.
     Section 3.08. Vacancies. If any vacancy shall occur in any Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by a majority of the whole Board.
ARTICLE IV — OFFICERS
     Section 4.01. Number and Qualification. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, one (1) or more Presidents (at the discretion of the Board), and a Secretary. The Corporation may also have, at the discretion of the Board, a Vice-Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one or more Vice Presidents (who may be designated by different classes), and such other officers as the Board of Directors shall designate.
     Section 4.02. Election. Unless otherwise determined by a majority of the whole Board, the officers of the Corporation shall be elected by a majority of the whole Board at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors by a majority of the whole Board. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.
     Section 4.03. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     Section 4.04. Removal and Resignation; Vacancies. All officers serve at the pleasure of the Board. Any officer may be removed for or without cause at any time by a majority of the whole Board. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by a majority of the whole Board.
     Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by the OGCA.
     Section 4.06. Chairman of the Board. The Chairman of the Board shall exercise and perform such powers and duties as the Board of Directors shall prescribe. The Chairman of the Board shall preside at all meetings of the Shareholders and the Board of Directors.
     Section 4.07. Vice-Chairman of the Board. The Vice-Chairman of the Board, if any, shall exercise and perform such powers and duties as the Board of Directors shall prescribe. In the absence or disability of the Chairman of the Board, the Vice-Chairman, if any, shall perform the duties and exercise the powers of the Chairman of the Board.
     Section 4.08. Chief Executive Officer; President. The Chief Executive Officer, if one is designated by the Board, or the President or Presidents (if more than one is elected by the Board and if one has not been designated as the Chief Executive Officer) shall have general control and supervision of the policies, operations and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of a Chairman of the Board, the Chief Executive Officer, if any, or if there is not a Chief Executive Officer, a President, shall preside at all meetings of the Shareholders and the Board of Directors. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He or she shall have general supervision and direction of all of the other officers and agents. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer or the Board of Directors. The Chief Executive Officer, if any, shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. If a Chief Executive Officer has not been designated by the Board, the President or Presidents, if not designated as Chief Executive Officer, shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board.
     Section 4.09. Vice Presidents. Each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Chief Executive Officer, if any, and otherwise by a President. In the absence or inability to act of a President, the duties of such President shall be performed and his or her powers may be exercised by such Vice President as shall be designated by the Board, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President with the highest ranking, subject in any case to review and superseding action by the Board.
     Section 4.10. Secretary. The Secretary shall have the following powers and duties:
(a)	He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the Shareholders and of the Board of Directors in books provided for that purpose.

(b)	He or she shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by the OGCA.

(c)	Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

(d)	He or she shall be the custodian of the records and of the seal of the Corporation.

(e)	He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by the OGCA, the Certificate of Incorporation or these Bylaws.

(f)	He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of Common Stock issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

(g)	He or she shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Common Stock, the issuance of which shall have been authorized by the Board of Directors.

(h)	He or she shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these Bylaws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or a President.

     Section 4.11. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Director.
     The Treasurer shall deposit all monies and other valuable in the name to the credit of the Corporation with such depositories as the Board shall designate. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer or in the absence of the Chief Executive Officer, one or more of the Presidents or Directors, whenever they request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or these Bylaws.
     Section 4.12. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.
     Section 4.13. Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board.
ARTICLE V — COMMON STOCK
     Section 5.01. Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of the Common Stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of Common Stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in the name of the Corporation, by a President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with the OGCA, the Certificate of Incorporation and these Bylaws.
     Section 5.02. Signatures; Facsimile. Any and all of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by the OGCA. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
     Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
     Section 5.04. Transfer of Stock Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer, conversion and registration of shares of Common Stock.
     Section 5.05. Record Date. In order to determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     In order that the Corporation may determine the Shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the OGCA, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the OGCA, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     In order that the Corporation may determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 5.06. Registered Shareholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares of Common Stock represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares of Common Stock on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares of Common Stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares of Common Stock are requested to be transferred, both the transferor and transferee request the Corporation to do so.
     Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares of Common Stock to bear the signature of any such transfer agents or registrars.
ARTICLE VI — OFFICES
     Section 6.01. Offices. The registered office of the Corporation shall be in the City of Oklahoma City, County of Oklahoma, State of Oklahoma. The Corporation may also maintain offices at such other places both within and without the State of Oklahoma as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE VII — GENERAL PROVISIONS
     Section 7.01. Dividends. Subject to any applicable provisions of the OGCA and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of Common Stock. Before payment, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, believes proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the

Corporation or for such other purpose as the Board of Directors shall believe conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.
     A member of the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
     Section 7.02. Execution of Instruments. The Chief Executive Officer, if any, a President (if not the Chief Executive Officer), or any Vice President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the Chief Executive Officer, if any, and if there is not a Chief Executive Officer, a President, may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.
     Section 7.03. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the Chief Executive Officer, if any, or if there is not a Chief Executive Officer, a President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the Chief Executive Officer, if any, or if there is not a Chief Executive Officer, a President, shall authorize. When so authorized by the Board of Directors, the Chief Executive Officer, if any, or if there is not a Chief Executive Officer, a President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.
     Section 7.04. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors or the Chief Executive Officer, if any, or if there is not a Chief Executive Officer, a President, or by such officers or agents as may be authorized by the Board of Directors to make such determination.
     Section 7.05. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner,

as the Board of Directors or the Chief Executive Officer, if any, and if there is not a Chief Executive Officer, a President, from time to time may determine.
     Section 7.06. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors in accordance with these Bylaws, a President, any Vice President, the Secretary or the Treasurer or any officer designated by the Board of Directors, may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.
     Section 7.07. Voting as Shareholder. Unless otherwise determined by resolution of the Board of Directors, a President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of shareholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.
     Section 7.08. Fiscal Year. The fiscal year of the Corporation shall consist of twelve (12) calendar months terminating on September 30 of each calendar year.
     Section 7.09. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words “Corporate Seal” and “Oklahoma” and may contain the year of its incorporation. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.
     Section 7.10. Books and Records. Except to the extent otherwise required by the OGCA, the books and records of the Corporation shall be kept at such place or places within or without the State of Oklahoma as may be determined from time to time by the Board of Directors.
     Section 7.11. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.
     Section 7.12. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used.

ARTICLE VIII — NOTICES
     Section 8.01. Notices. Except as otherwise provided herein, whenever notice is required to be given to any Shareholder, Director, member of a Committee, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, first class postage prepaid, addressed to such Shareholder, Director, member of a Committee, officer, or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is deposited shall be the time of the giving of the notice. Written notice may also be given personally or by courier service (with proof of delivery). Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 8.02. Waivers. A written waiver of any notice, signed by a Shareholder, Director, member of a Committee, officer, or agent, or a waiver by electronic transmission by the person or persons entitled to said notice whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such Shareholder, Director, member of a Committee, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
     Section 8.03 Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE IX — INDEMNIFICATION
     Section 9.01. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, officer or employee of the Corporation, or is or was a Director, officer or employee of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the

Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
     Section 9.02. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer or employee of the Corporation, or is or was a Director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Section 9.03. Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer or employee is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.01 or Section 9.02, as the case may be. Such determination shall be made, with respect to a person who is a Director, officer or employee at the time of such determination: (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum; (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (iv) by the Shareholders. Such determination shall be made, with respect to former Directors, officers and employees, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former Director, officer, and employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
     Section 9.04. Good Faith Defined. For purposes of any determination under Section 9.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 9.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 9.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.01 or 9.02, as the case may be.
     Section 9.05. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 9.03 and notwithstanding the absence of any determination thereunder, any Director or officer may apply to a District Court of the State of Oklahoma for indemnification to the extent otherwise permissible under Sections 9.01 and 9.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 9.01 or 9.02, as the case may be. Neither a contrary determination in the specific case under Section 9.03, nor the absence of any determination thereunder, shall be a defense to such application or create a presumption that the Director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the Director, officer or employee seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
     Section 9.06. Expenses Payable in Advance. Expenses incurred by a Director, officer or employee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX.
     Section 9.07. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 9.01 and 9.02 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.01 or 9.02 of this Article IX, but whom the Corporation has the power or obligation to indemnify under the provisions of the OGCA, or otherwise.
     Section 9.08. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the Corporation, or is or was a Director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX or of the OGCA.
     Section 9.09. Certain Definitions. For purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.
     Section 9.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 9.11. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.05), the Corporation shall not be obligated to indemnify any Director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.
     Section 9.12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to agents of the Corporation similar to those conferred in this Article IX to Directors, officers and employees of the Corporation.
     Section 9.13. Effect of Amendment or Repeal. Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate of Incorporation or the Bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any

Director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.
     Section 9.14. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, all portions of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, all portions of any Section of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE X — CORPORATION’S OPTION TO REPURCHASE STOCK OF LOST STOCKHOLDERS
     Section 10.01. Option to Purchase. The Corporation shall have the option to repurchase the shares of its Common Stock of any Shareholder of record which has been abandoned upon the terms and conditions set forth in this Article X. Common Stock is presumed abandoned if a dividend payment on the Common Stock has remained unclaimed by the Shareholder for a period of six and one-half (6 1/2) years and the Shareholder during this period has not communicated in writing with the Corporation regarding the Common Stock or such dividend or otherwise communicated with the Corporation regarding the Common Stock or such dividend as evidenced by a memorandum or other record on file with the Corporation prepared by an employee of the Corporation.
     At the expiration of the six and one-half (6 1/2) year period following the failure of the Shareholder to claim a dividend payable to the Shareholder as a result of the Common Stock, the Common Stock is not presumed abandoned unless there has been at least six (6) dividends paid during this six and one-half (6 1/2) year period, none of which has been claimed by the Shareholder. If six (6) dividends are paid during this period, the period leading to a presumption of abandonment commences on the payment date of the first such unclaimed dividend. If six (6) dividends are not paid during the presumptive period, the period continues to run until there have been six (6) dividends that have not been claimed by the Shareholder. The running of the six and one-half (6 1/2) year period of abandonment ceases immediately upon the occurrence of a communication described in the preceding paragraph of this Section 10.01. If any future dividend is subsequently not claimed by the Shareholder, a new period of abandonment commences.
     Section 10.02. Presumption of Abandonment. After expiration of the six and one-half (6 1/2) year period and on satisfaction of the conditions set forth in Section 10.01 above, the Common Stock shall be presumed abandoned and the Corporation shall have the option to repurchase the abandoned Common Stock at the fair market value of the Common Stock at the close of trading on the day the six and one-half (6 1/2) year period expires.
     Fair market value of the Common Stock means the closing price of the Common Stock on the national securities exchange on which the Common Stock is listed on the day on which such value is to be determined or, if no Common Stock is traded on such day, on the next preceding day on which stocks are traded on such exchange.
     This option may be exercised by the Corporation at any time during the six (6) month period after expiration of the six and one-half (6 1/2) year period. The Corporation shall give ten (10) days written notice to the record holders of the Stock presumed abandoned prior to exercise of the option.
     Section 10.03. Dividend Treatment. At any time Common Stock is presumed abandoned pursuant to this Article X, any dividend then held for or owing to the Shareholders of the Common Stock presumed abandoned is also presumed abandoned.
     Section 10.04. Payment. The Common Stock shall be paid for by the Corporation in cash or by corporate check which shall be deposited in a special account maintained by the Corporation solely for this purpose. After expiration of the six (6) month period after expiration of the six and one-half (6 1/2) year period, the money in the special account, together with any accrued interest and dividends then held for or owing on the Common Stock shall be subject to the Oklahoma Uniform Unclaimed Property Act (60 O.S. § 651, et seq.).
     Section 10.05. Retirement of Common Stock. Upon purchase of any Common Stock by the Corporation pursuant to the exercise of options granted pursuant to this Article X, such Common Stock shall be retired and resume the status of authorized and unissued shares of Common Stock.
ARTICLE XI — AMENDMENT OF BYLAWS
     Section 11.01. Amendment. These Bylaws may be amended, altered or repealed in whole or in part, or new Bylaws may be adopted: (i) by resolution adopted by a majority of the whole Board at any special or regular meeting of the Board, if, in the case of such special meeting only, notice of such amendment, alteration, repeal or adoption of new Bylaws is contained in the notice or waiver of notice of such meeting; or (ii) by the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock entitled to vote at any regular or special meeting of the Shareholders if, in the case of such special meeting only, notice of such amendment, alteration, repeal or adoption of new Bylaws is contained in the notice or waiver of notice of such meeting.

ARTICLE XII — CONSTRUCTION
     Section 12.01. Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the OGCA shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, a natural person or any other legal entity.
[Certificate of Adoption of Secretary is on following page.]

PANHANDLE ROYALTY COMPANY
(an Oklahoma corporation)
CERTIFICATE OF ADOPTION
OF
AMENDED AND RESTATED BYLAWS
     The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Panhandle Royalty Company, an Oklahoma corporation, and that the foregoing Amended and Restated Bylaws, comprising twenty-five (25) pages, were adopted as the Corporation’s Bylaws on February 24, 2006 by the Corporation’s Board of Directors.
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 24th day of February, 2006.

/s/ Lonnie J. Lowry
Lonnie J. Lowry, Secretary